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EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of AirNet Systems, Inc. for the registration of 990,000 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of AirNet Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Columbus, Ohio
March 26, 2003

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  EXHIBIT 23.1
Consent of Independent Auditors